                                     [LOGO]
                              200 CLARENDON STREET

                          BOSTON, MASSACHUSETTS 02116

                                                                  April 20, 2000

To Our Stockholders:

    You are cordially invited to attend the Annual Meeting of Stockholders to be held on May 30, 2000, at 3:00 in the afternoon, notice of which is enclosed. The Meeting will be held at the Company's Corporate Offices, 200 Clarendon Street, Boston, Massachusetts. I hope that as many stockholders as possible will attend.

    Please date and sign the enclosed Proxy and return it in the accompanying envelope. This will not prevent you from voting in person at the Meeting if you so desire, in which case you may revoke your Proxy at that time. By returning your signed Proxy now, you can be sure that your vote will be counted even if you are not able to attend the Meeting. If you have received Proxies as both a Common Stock and Preferred Stock owner, please sign, date and return both Proxies.

    The Annual Report of the Company for 1999 is being forwarded to stockholders together with this Notice and Proxy Statement; however, any stockholder who wishes to receive another copy of this report or the Company's Form 10-K may obtain one, without charge, by writing to the Secretary of the Company at the above address.

                                                  Roger P. Sonnabend
                                                     CHAIRMAN OF THE BOARD

                                     [LOGO]
                              200 CLARENDON STREET

                          BOSTON, MASSACHUSETTS 02116

                            NOTICE OF ANNUAL MEETING
                                OF STOCKHOLDERS

To the Stockholders of
  Sonesta International Hotels Corporation:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Sonesta International Hotels Corporation (the "Company"), will be held at the Company's Corporate Offices, 200 Clarendon Street, Boston, Massachusetts on May 30, 2000, at 3:00 p.m., for the following purposes.

MATTER NO.

    1.  To elect a Board of Directors.

    2. To ratify the appointment of Ernst & Young LLP as independent auditors for the year 2000.

    3. To consider and transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

    Holders of Preferred and Common Stock are entitled to vote on Matter No. 1 as set forth in the accompanying Proxy Statement; only the holders of Common Stock may vote on the other matters.

    Stockholders of record at the close of business on April 17, 2000 are entitled to notice of and to vote at the Meeting.

                                          By Order of the Board of Directors,

                                                              Peter J. Sonnabend
                                                                     SECRETARY

Dated: April 20, 2000

                                PROXY STATEMENT

SOLICITATION OF PROXIES

    The accompanying Proxy is solicited by the Board of Directors of the Company. All shares represented by the accompanying Proxy will be voted in accordance with the specified choice of the stockholders. In the absence of directions, the Proxy will be voted for the election of the nominees for Directors named in this Proxy Statement, and for the ratification of the appointment of Ernst & Young LLP as independent auditors for the year 2000. The Proxy may be revoked at any time before it is exercised by notifying the Company in writing at the address listed on the Notice of Annual Meeting of Stockholders, Attention--Office of the Secretary; or by voting in person at the Meeting.

    All costs of solicitation of Proxies will be borne by the Company. In addition to solicitation by mail, the Company's Directors, officers and regular employees, without additional remuneration, may solicit Proxies by telephone, telegraph and personal interviews. Brokers, custodians and fiduciaries will be requested to forward Proxy soliciting material to the owners of stock held in their names, and the Company will reimburse them for their out-of-pocket and clerical disbursements in connection therewith. This Proxy Statement and accompanying Proxy are first being mailed to stockholders on or about April 20, 2000.

OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

    The outstanding voting securities of the Company as of April 1, 2000 consisted of 3,715,230 shares of Common Stock and 10,672 shares of Preferred Stock. Only stockholders of record at the close of business on April 17, 2000 will be entitled to vote. Stockholders are entitled to one vote per share. In connection with the election of Directors, holders of Preferred Stock as a class elect two Directors and holders of Common Stock as a class elect the remaining Directors. All stockholders have cumulative voting rights with respect to the election of Directors, which means that within each class a stockholder's total vote (number of shares held multiplied by the number of Directors to be elected by that class) may be cast entirely for one nominee or distributed among two or more nominees. The Board of Directors is soliciting discretionary authority to cumulate votes. The vote of the holders of a majority of the Common Stock voting at the Meeting will be sufficient to take action on matters other than the election of Directors. Holders of Preferred Stock are not entitled to vote on any matter other than the election of Directors.

    Under SEC rules, boxes and a designated blank space are provided on the proxy card for shareholders to mark if they wish either to abstain on one or more of the proposals or to withhold authority to vote for one or more nominees for Director. In accordance with New York State law, such abstentions are not counted in determining the votes cast in connection with the selection of auditors or the election of one or more of the nominees for Director.

                            1. ELECTION OF DIRECTORS

    The persons named in the accompanying Proxy, unless otherwise instructed, intend to vote shares of Common Stock in favor of the election as Directors for the ensuing year of the Common Stock Nominees named below and to vote shares of Preferred Stock in favor of the election as Directors for the ensuing year of the Preferred Stock Nominees named below, and will be entitled to vote cumulatively in respect of any such nominees. In case any of those named should become unavailable to serve, it is intended that votes may be cast for a substitute. The Board of Directors of the Company has no reason to believe the persons named will be unable or decline to serve if elected.

                                                                          OWNED BENEFICIALLY AS OF
                                                                              APRIL 1, 2000(1)
COMMON STOCK NOMINEES                                                     -------------------------
                                                                           SHARES AND   SHARES AND
                                                                           PERCENT OF   PERCENT OF
                                                                           PREFERRED      COMMON
                   NAME, AGE AND PRINCIPAL OCCUPATION                       STOCK(2)     STOCK(3)
                   ----------------------------------                     ------------  -----------
George S. Abrams                       Age 67; Director since May, 1995;
    Attorney and Director and Trustee of several organizations..........        None         2,570
                                                                                             (Less
                                                                                              than
                                                                                              .1%)
    Mr. Abrams has been an attorney with the law firm Winer and Abrams,
Boston, Massachusetts for more than 20 years. He formerly served as
General Counsel and Staff Director of the United States Senate Judiciary
Subcommittee on Refugees. Mr. Abrams is a Director of Viacom, Inc.,
where he is a Chairman of the Corporate Governance Committee, and of
National Amusements, Inc. Mr. Abrams also serves as a trustee and on the
Visiting Committees of a number of cultural, arts-related and educational institutions, including the Museum of Fine Arts, in Boston, and Harvard University.

Vernon R. Alden                       Age: 76; Director since May, 1978;
    Director and Trustee of several organizations.......................        None         5,638
                                                                                             (.15%)
    Mr. Alden was Chairman of the Board and Executive Committee of The
Boston Company, Inc., a financial services company, from 1969 to 1978.
He was President of Ohio University from 1961 to 1969. Mr. Alden is a former Director of Digital Equipment Corporation, Colgate-Palmolive
Company, McGraw-Hill, The Mead Corporation and Intermet Corporation. He
is an Independent General Partner of three ML-Lee Acquisition Funds and trustee of several cultural and educational organizations. Mr. Alden is a Chairman of the Japan Society of Boston and the Honorary Consul
General for the Royal Kingdom of Thailand in Boston.

                                                                          OWNED BENEFICIALLY AS OF
                                                                              APRIL 1, 2000(1)
COMMON STOCK NOMINEES                                                     -------------------------
                                                                           SHARES AND   SHARES AND
                                                                           PERCENT OF   PERCENT OF
                                                                           PREFERRED      COMMON
                   NAME, AGE AND PRINCIPAL OCCUPATION                       STOCK(2)     STOCK(3)
                   ----------------------------------                     ------------  -----------
Joseph L. Bower                       Age: 61; Director since May, 1984;
    Donald Kirk David Professor of Business Administration, Harvard
    Business School.....................................................        None           400
                                                                                             (Less
                                                                                              than
                                                                                              .1%)
    Mr. Bower has been a member of the faculty of the Harvard Business
School since l963 and has served as Senior Associate Dean for External
Relations, Chairman of the Doctoral Programs, Director of Research, and
currently chairs The General Manager Program. Mr. Bower is a Director of
ANIKA Therapeutics, Inc., Brown Shoe Co., Inc., The ML-Lee Acquisition
Funds, New America High Income Fund, and is Vice Chairman of the New
England Conservatory of Music and a trustee of the DeCordova and Dana
Museum and Sculpture Park. He has published extensively on strategy, organization, and the relation of business and government.

Peter J. Sonnabend (7) (8)            Age: 46; Director since May, 1995;
    Vice Chairman and Secretary, Sonesta International Hotels
    Corporation.........................................................       2,000(4)    212,224(6)(10)
                                                                              (18.7%)        (5.7%)
    After graduating from Wesleyan University and Boston University
School of Law, Mr. Sonnabend practiced law with the Boston law firm of
Winer and Abrams from 1980 to 1987. In March 1987, he joined the Company as Vice President and Assistant Secretary, in May 1987 he became Vice
President and Secretary, and in May 1995 was named Vice Chairman. He also represents the Company as General Counsel. Mr. Sonnabend is a
trustee of The Institute of Contemporary Art, in Boston.

Roger P. Sonnabend (5) (7)            Age: 74, Director since May, 1959;
    Chairman of the Board and Chief Executive Officer, Sonesta
    International Hotels Corporation....................................       2,000(4)  1,061,202(6)
                                                                              (18.7%)       (28.6%)
    Mr. Sonnabend, a graduate of the Massachusetts Institute of
Technology and Harvard Business School, became a Vice President of the
Company in 1956 after ten years of hotel managerial experience.
Subsequently, he was Executive Vice President and from 1963 to 1970 was
President of the Company. Since June, 1970, Mr. Sonnabend has been
Chairman of the Board and from January 1978 until November 1983 he also held the office of President. He is involved with many professional, business, community and educational institutions.

                                                                             OWNED BENEFICIALLY AS OF
                                                                                 APRIL 1, 2000(1)
COMMON STOCK NOMINEES                                                        -------------------------
                                                                              SHARES AND   SHARES AND
                                                                              PERCENT OF   PERCENT OF
                                                                              PREFERRED      COMMON
                    NAME, AGE AND PRINCIPAL OCCUPATION                         STOCK(2)     STOCK(3)
                    ----------------------------------                       ------------  -----------
Stephanie Sonnabend (7) (9)          Age: 47; Director since January, 1996;
    President, Sonesta International Hotels Corporation....................       2,000(4)    222,750(6)
                                                                                 (18.7%)        (6.0%)
    Ms. Sonnabend graduated from Harvard-Radcliffe College in 1975 and The
Sloan School of Management, MIT in 1979. She joined the company in 1979 and held various managerial positions including Vice President of Sales, Vice
President of Marketing, and Executive Vice President. In January 1996, she
became President of the Company. Ms. Sonnabend serves on the Board of
Directors of Century Bancorp and Century Bank and Trust, and the Board of
Overseers of New England Conservatory.

                                       Age: 57; Director since September,
Jean C. Tempel                                                      1995;
    Special Limited Partner, TL Ventures...................................        None          None

    During 1991, Ms. Tempel was a consultant for Safeguard Scientifics,
Inc., a Philadelphia-based NYSE technology company. She became President and COO in January 1992. In November 1993, she returned to Boston and became a partner in TL Ventures, a Safeguard affiliated venture capital firm. She serves as a trustee of the Scudder-Kemper mutual funds, and of several private technology companies, and is a trustee of Northeastern
University and Connecticut College.

                                                                          OWNED BENEFICIALLY AS OF
                                                                              APRIL 1, 2000(1)
PREFERRED STOCK NOMINEES                                                  -------------------------
                                                                           SHARES AND   SHARES AND
                                                                           PERCENT OF   PERCENT OF
                                                                           PREFERRED      COMMON
                   NAME, AGE AND PRINCIPAL OCCUPATION                       STOCK(2)     STOCK(3)
                   ----------------------------------                     ------------  -----------
Paul Sonnabend (5) (7)               Age: 72; Director since June, 1961;
    Chairman of the Executive Committee and Chief Financial Officer,
    Sonesta International Hotels Corporation............................       2,000(4)    955,228(6)
                                                                              (18.7%)       (25.7%)
    Mr. Sonnabend graduated in 1950 from Cornell University School of
Hotel Administration after serving in the U.S. Naval Reserve. He was
President of the Company from 1970 to 1977. In May, 1980, Mr. Sonnabend became Vice Chairman of the Board, a position he held until November,
1983 when he reassumed the Presidency of the Company. In January, 1996, in connection with Stephanie Sonnabend's being named President, Mr.
Sonnabend was named Chairman of the Executive Committee and Chief
Financial Officer of the Company. Mr. Sonnabend is active in many community projects.

                                          Age: 68; Director since April,
Stephen Sonnabend (5) (7)                                          1964;
    Senior Vice President, Sonesta International Hotels Corporation.....       2,000(4)    387,220(6)
                                                                              (18.7%)       (10.4%)
    Mr. Sonnabend has served as General Manager of the Royal Sonesta
Hotel in Cambridge and the Sonesta Beach Resort in Key Biscayne. In
1970, he became Senior Vice President of the Company and serves as
President of the Sonesta Beach Resort in Key Biscayne, Florida.

----------

(1) Shares are considered beneficially owned for the purposes of this Proxy Statement if held by the person indicated as beneficial owner, or if such person, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has the power to vote, to direct the voting of and/or to dispose of or to direct the disposition of, such security, or if the person has the right to acquire beneficial ownership within sixty (60) days.

(2) As of April 1, 2000 the nominees listed in the table above owned an aggregate of 2,000 shares of the Company's Preferred Stock, representing 18.7% of that class of equity securities.

(3) As of April 1, 2000 the nominees listed in the table above beneficially owned an aggregate of 2,504,238 shares of the Company's Common Stock, representing 67% of that class of equity securities.

(4) Constitutes the 2,000 shares of Preferred Stock owned by the Sonnabend Foundation, a charitable trust established by the Sonnabends. See Note 2 on page 17.

(5)   Roger, Paul and Stephen Sonnabend are brothers.

(6) By virtue of his or her stock ownership interest and position with the Company, he or she may be deemed to control the Company (or be in common control with other stockholders of the Company) within the meaning of the Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934.

(7)   See Note 2 on page 17.

(8) Peter J. Sonnabend is the son of Paul Sonnabend, who is deemed to be the beneficial owner of 143,400 shares of the common stock owned by Peter J. Sonnabend.

(9) Stephanie Sonnabend is the daughter of Roger P. Sonnabend, who is deemed to be the beneficial owner of 199,594 shares of the Common Stock owned by Stephanie Sonnabend.

(10) Of these shares, 16,000 are held as a Trustee of several trusts for the benefit of Paul Sonnabend's children and grandchildren; 84,000 of these shares are deemed to be beneficially owned by Paul Sonnabend.

COMMITTEES OF THE BOARD OF DIRECTORS

    The Company's Board of Directors has an Audit Committee consisting of Messrs. Abrams, Alden and Bower. Mr. Alden serves as Chairman of this Committee, which meets periodically with the Company's management and independent public accountants to assure that they are carrying out their responsibilities.

    The Company's Board of Directors has an Executive Committee consisting of Messrs. Bower, Paul Sonnabend, Roger P. Sonnabend, and Ms. Tempel. Mr. Paul Sonnabend serves as Chairman of this Committee. The Committee has the authority, except as proscribed by law, to exercise the powers of the Directors in the management of the business affairs and property of the Company during the intervals between the meetings of the Board.

    The Company's Board of Directors has a Nominating Committee consisting of Messrs. Bower, Alden, and Peter J. Sonnabend, and Ms. Sonnabend. Mr. Bower serves as Chairman of this Committee. The functions of this Committee include consideration of the composition of the Board and recommendation of individuals for election as Directors of the Company. The Nominating Committee will consider nominees recommended by security holders provided such nominations are made pursuant to the Company's By-laws and applicable law.

    The Company's Board of Directors has a Compensation Committee consisting of Messrs. Alden and Bower and Ms. Tempel. Mr. Bower serves as Chairman of this Committee, which meets periodically to review and consider the appropriateness of the compensation of the Company's management.

DIRECTORS' ATTENDANCE AND FEES

    Directors who are not salaried employees of the Company receive annual compensation of $12,000, plus an attendance fee of $600 per meeting.

    During 1999 there were seven meetings of the Board of Directors, one meeting of the Compensation Committee, and one meeting of the Audit Committee. The Executive Committee did not meet during 1999. Each of the nominees attended at least 75% of the total number of meetings of the Board of Directors and of the committees on which such Directors served during 1999.

EXECUTIVE COMPENSATION

    Set forth below is the compensation paid and/or accrued by the Company, including its subsidiaries, for services in all capacities for the last three completed fiscal years to or for the benefit of the CEO and each of its four other most highly compensated executive officers whose aggregate cash compensation exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                         ANNUAL COMPENSATION                         LONG TERM COMPENSATION
                                --------------------------------------  -------------------------------------------------
                                                                        RESTRICTED   SECURITIES
       NAME & PRINCIPAL                                   OTHER ANNUAL    STOCK      UNDERLYING    LTIP **    ALL OTHER
           POSITION             YEAR   SALARY   BONUS *   COMPENSATION    AWARD     OPTIONS/SAR'S  PAYOUTS   COMPENSATION
------------------------------  ----  --------  --------  ------------  ----------  -------------  --------  ------------
Roger P. Sonnabend              1999  $418,374  $69,994       NONE         NONE         NONE         NONE        NONE
Chief Executive Officer         1998   418,374   74,722
                                1997   418,374   58,238
Paul Sonnabend                  1999   396,158   66,277       NONE         NONE         NONE         NONE        NONE
Chairman of Exec. Comm.         1998   396,158   70,754
& CFO                           1997   396,158   55,145
Stephen Sonnabend               1999   280,395   46,910       NONE         NONE         NONE         NONE        NONE
Senior Vice President           1998   280,395   50,079
                                1997   280,395   39,031
Felix Madera ***                1999   348,000   60,390       NONE         NONE         NONE         NONE        NONE
Vice President, International   1998   203,500   37,205
                                1997    93,600   13,029
Hans U. Wandfluh                1999   255,000   66,100       NONE         NONE         NONE         NONE        NONE
Vice President; President &
  General                       1998   235,000   58,750
Manager, Royal Sonesta Hotel,   1997   225,000   52,643
New Orleans

------------

  * These bonuses were paid under the Company's incentive compensation plan (see p.12)
 **  Long Term Incentive Plan
*** A portion of Mr. Madera's compensation is charged to the Company's Corporate Office, and a portion is charged to Sonesta Beach Resort Key Biscayne. Until July 1998, when the Company acquired ownership of the Resort, only the portion paid by the Corporate Office is reflected in the Summary Compensation Table.

AGREEMENTS WITH EXECUTIVES

    The Company entered into Restated Employment Agreements with Roger P. Sonnabend, Paul Sonnabend, and Stephen Sonnabend, effective as of January 1, 1992, and amended and updated in November 1995 (Paul) and March 1996 (Roger, Stephen), which replaced Restated Employment Agreements dated January 1, 1984, at annual base salaries of at least $418,374, $396,158, and $280,395, respectively. The current terms end December 31, 2000, but are automatically renewed for successive one year terms unless terminated by either party. Upon the death of any of such executives, the Company has undertaken to continue payments to their respective "Beneficiary" (as defined in the Agreement) in an amount equal to fifty percent (50%) of the applicable base salary as of the date of death, for a period of four years following death. Under separate agreements, dated December 31, 1991, and amended and updated in November 1995 (Paul) and March 1996 (Roger, Stephen), the Company has agreed that in the event of the permanent and total disability of Roger P. Sonnabend, Paul Sonnabend or Stephen Sonnabend while in the employ of the Company, the Company will continue payments to such executive in an amount equal to fifty percent (50%) of the applicable base salary at the date of disability, for a period of four years following the disability; and if death occurs during disability, for the balance of the four-year period, to the executive's spouse, estate or other designated beneficiary.

INCENTIVE COMPENSATION PLAN

    The Company has an incentive compensation plan under which pre-tax profit thresholds are established at the beginning of each year for certain of its hotels. Once the profit threshold is reached at a hotel, key employees of that hotel are entitled to receive a bonus equal to 3% of their annual salary, and 10% of any profits in excess of the threshold are shared proportionally by the same group. Additionally, key employees of each hotel may receive a bonus of up to two percentage points based on an evaluation of that hotel's performance in the areas of personal service and hotel physical appearance. The total incentive bonus paid out during each year is capped at 25% of base salary. Executive Office key employees, including officers of the Company, are entitled to receive incentive payments equal to that percentage of their respective salaries which equals the average (as a percentage of salaries) of all incentive payments made to certain hotel key employees as a group.

PENSION PLAN

    The Company has an I.R.S. qualified defined benefit pension plan which covers all non-union salaried employees at its Executive Offices and its hotels in Boston (Cambridge), Key Biscayne and New Orleans. All officers and Directors who are full-time employees of the Company are covered under this plan. Benefits under the plan are based on the average compensation for the highest sixty consecutive months of service during employment, reduced proportionately for each year of service less than twenty-seven (full service period). The plan provides for integration with 50% of the primary Social Security benefit, reduced proportionately for each year of service less than twenty-seven. It provides for a normal retirement age of 65 and an early retirement age of 55 with five years of service. Benefits become vested at normal retirement age or upon the completion of five years of service and attaining the age of 21. Thus, the Company is unable to ascertain the benefits which may accrue to its Directors and/ or officers since the benefits are based on variable factors.

    The following table sets forth a range of estimated annual retirement benefits under the plan upon retirement at age 65.

                               PENSION PLAN TABLE

         AVERAGE
 ANNUAL COMPENSATION FOR                   YEARS OF SERVICE
      HIGHEST SIXTY        ------------------------------------------------
   CONSECUTIVE MONTHS         15        20        25       30*       35*
-------------------------  --------  --------  --------  --------  --------
$125,000.................   $30,146   $40,194   $50,243   $54,262   $54,262
$150,000.................   $37,090   $49,453   $61,817   $66,762   $66,762
$175,000.................   $44,034   $58,713   $73,391   $79,262   $79,262
$200,000.................   $50,979   $67,972   $84,965   $91,762   $91,762
$225,000.................   $57,923   $77,231   $96,539  $104,262  $104,262
$250,000.................   $64,868   $86,490  $108,113  $116,762  $116,762
$300,000.................   $78,757  $105,009  $130,000  $130,000  $130,000
$350,000.................   $92,646  $123,528  $130,000  $130,000  $130,000
$400,000.................  $106,535  $130,000  $130,000  $130,000  $130,000
$450,000.................  $120,423  $130,000  $130,000  $130,000  $130,000
$500,000.................  $130,000  $130,000  $130,000  $130,000  $130,000

----------

  * The maximum benefit under the Company's Pension Plan is based on 27 years of service.

    The above benefits are calculated on a straight-life annuity basis and after deducting a portion of Social Security benefits, as described above.

    For 1999 the maximum benefit allowable under the Employee Retirement Income Security Act of 1974 is $130,000.

    Each of Roger, Paul and Stephen Sonnabend has the maximum number of years of credited service under the pension plan (27 years). Of the other individuals named in the Summary Compensation Table on page 11, Hans Wandfluh has 27 years of credited service, and Felix Madera has 18 years of credited service.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The compensation paid to Company executives continues to be based largely of two components: base salary and cash incentive bonus program. In reviewing, approving and administering executive compensation, the Compensation Committee, which is comprised solely of non-management directors, considers several factors, including job responsibilities, job performance, the compensation paid to executives holding similar positions in other companies of comparable size and complexity to the Company, the performance and financial condition of the Company, factors unique to the Company, and changes in the cost of living.

    When it met in January 1999 to consider the base salaries to be paid to the chief executive officer and the executives named in the Summary Compensation Table for 1999, the Compensation Committee noted the strong performance in 1998 of the Company's hotels in Boston (Cambridge), Massachusetts and Key Biscayne, Florida; its leased hotel in New Orleans, Louisiana; and the improved results and superior guest experience enjoyed at its resort hotel in Anguilla, B.W.I. During 1998, the Company continued the renovation of its guestrooms at Royal Sonesta Hotel, Boston; reacquired ownership of Sonesta Beach Resort, in Key Biscayne, Florida, and instituted a major renovation program at the Resort including redesigning the pool area and upgrading all guestrooms; and licensed a 5-star property in Lima, Peru. Based on these factors, the Committee, on Management's recommendation, approved base salary increases for all executive officers of the Company, except the chief executive officer, the chairman of the executive committee, and senior vice president, who for the fourth consecutive year received no increase in base salary. The increase in base salary for Hans
U. Wandflluh was 12.5%, and the increase for Jacqueline, Peter and Stephanie Sonnabend was 10%.

    The second component of executive compensation relates to annual bonuses which may be earned by the chief executive officer as well as all other executive and key officers of the Company under the Company's Incentive Compensation Plan. The chief executive officer and the other named executive officers earn bonuses under this plan based on the average (as a percentage of salaries) of all incentive payments made to certain key hotel employees under the plan based on performance objectives established by Management and approved by the Compensation Committee at the beginning of each year for certain of the Company's hotels. The Company's Incentive Compensation Plan is described in more detail under "Incentive Compensation Plan" contained elsewhere in this Proxy Statement.

    The Company has not maintained a stock option plan for several years and none of the executive officers named in the Summary Compensation Table presently hold any stock options. Stock options have not been deemed a necessary part of the Company's compensation program due in part to the fact that three of the five named executive officers are beneficial owners of a significant number of shares of the Company's capital stock.

    Submitted by the Compensation Committee.

    Vernon R. Alden, Joseph L. Bower, Chairman, and Jean C. Tempel.

PERFORMANCE GRAPH

    The following graph compares the annual percentage change in the cumulative total shareholder return on the Company's Common Stock against the cumulative total return of the NASDAQ Stock Market (US Companies) and the NASDAQ Hotels and Motels for the five-year period commencing December 31, 1994 and ending
December 31, 1999.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS
                             PERFORMANCE GRAPH FOR
                    SONESTA INTERNATIONAL HOTELS CORPORATION

PREPARED BY THE CENTER FOR RESEARCH IN SECURITY PRICES
Produced on 04/14/2000 including data to 12/31/1999

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

          COMPANY    MARKET
             Index     Index  Peer Index
12/30/94  $100.000  $100.000    $100.000
1/31/95    $96.504  $100.527     $95.428
2/28/95   $100.000  $105.809     $98.074
3/31/95    $95.105  $108.953     $96.080
4/28/95    $93.706  $112.385    $104.113
5/31/95    $90.909  $115.289    $110.527
6/30/95    $96.783  $124.622    $119.940
7/31/95   $101.053  $133.774    $126.595
8/31/95   $103.900  $136.490    $124.625
9/29/95    $93.225  $139.634    $117.639
10/31/95   $72.587  $138.829    $106.754
11/30/95   $74.011  $142.086    $108.770
12/29/95   $71.560  $141.335    $110.943
1/31/96    $90.546  $142.042    $111.977
2/29/96    $93.466  $147.457    $107.680
3/29/96    $94.927  $147.952    $108.169
4/30/96    $97.848  $160.210    $121.783
5/31/96    $99.308  $167.557    $135.896
6/28/96   $101.087  $160.004    $140.976
7/31/96   $108.520  $145.764    $131.527
8/30/96   $117.439  $153.954    $132.769
9/30/96   $126.358  $165.725    $143.573
10/31/96  $128.588  $163.882    $139.304
11/29/96  $118.182  $174.044    $137.993
12/31/96  $120.624  $173.898    $138.389
1/31/97   $117.609  $186.240    $136.640
2/28/97   $118.363  $175.937    $140.185
3/31/97   $118.363  $164.466    $121.382
4/30/97   $111.578  $169.591    $128.479
5/30/97   $111.578  $188.793    $132.149
6/30/97   $112.621  $194.600    $135.078
7/31/97   $113.387  $215.102    $138.472
8/29/97   $122.581  $214.784    $153.723
9/30/97   $124.113  $227.516    $156.001
10/31/97  $140.201  $215.662    $141.637
11/28/97  $183.871  $216.800    $145.459
12/31/97  $173.468  $213.067    $132.284
1/30/98   $185.859  $219.811    $131.145
2/27/98   $173.468  $240.479    $139.068
3/31/98   $176.566  $249.366    $132.235
4/30/98   $173.468  $253.569    $137.524
5/29/98   $145.589  $239.480    $129.724
6/30/98   $153.722  $256.207    $120.573
7/31/98   $191.368  $253.220    $114.578
8/31/98   $171.761  $203.026     $88.637
9/30/98   $167.840  $231.195     $84.201
10/30/98  $166.271  $241.359     $87.566
11/30/98  $174.114  $265.891     $92.399
12/31/98  $171.191  $300.431     $90.548
1/29/99   $163.266  $344.017     $98.973
2/26/99   $145.830  $313.166    $100.977
3/31/99   $126.808  $336.721     $98.758
4/30/99   $125.223  $347.520    $104.207
5/28/99   $139.489  $338.248    $106.692
6/30/99   $163.033  $368.444    $119.460
7/30/99   $216.842  $361.925    $114.028
8/31/99   $204.796  $377.049    $100.592
9/30/99   $165.443  $377.376     $98.073
10/29/99  $170.261  $406.822     $85.816
11/30/99  $193.552  $454.354     $68.669
12/31/99  $205.833  $555.988     $63.403

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee of the Company's Board of Directors consisted of Vernon R. Alden, Joseph L. Bower, and Jean C. Tempel throughout 1999.

CERTAIN RELATIONSHIPS/TRANSACTIONS

    Mr. George S. Abrams, a Director of the Company, performed legal services for the Company during 1998, 1999 and 2000.

    The Company has purchased artwork for its hotels and executive offices from Obelisk Gallery, Inc., a corporation owned by Mrs. Roger Sonnabend. Purchases from January 1, 1999 through March 1, 2000 have totaled $205,135 including $23,875 on behalf of managed hotels. The Company believes that the prices paid for such artwork are at least as favorable to the Company as would have been obtained from unrelated parties.

                             PRINCIPAL STOCKHOLDERS

    The following tables set forth certain information as of April 1, 2000 with respect to persons known to the Company to be the beneficial owners of more than 5% of the Company's Common Stock and more than 5% of the Company's Preferred Stock.

                                  COMMON STOCK

NAME AND ADDRESS                                                NUMBER OF SHARES      PERCENT
OF BENEFICIAL OWNER                                           BENEFICIALLY OWNED(1)   OF CLASS
-------------------                                           ---------------------   --------
Alan M. Sonnabend (2).......................................          240,996(3)          6.5%
c/o Sonesta Beach Resort
350 Ocean Drive
Key Biscayne, FL 33149
Jacqueline Sonnabend........................................          205,550(4)          5.5%
200 Clarendon Street
Boston, MA 02116
Paul Sonnabend (2)..........................................          955,228            25.7%
200 Clarendon Street
Boston, MA 02116
Peter J. Sonnabend (2)......................................          212,224(5)          5.7%
200 Clarendon Street
Boston, MA 02116
Roger P. Sonnabend (2)......................................        1,061,202            28.6%
200 Clarendon Street
Boston, MA 02116
Stephanie Sonnabend (2).....................................          222,750(6)          6.0%
200 Clarendon Street
Boston, MA 02116

NAME AND ADDRESS                                                NUMBER OF SHARES      PERCENT
OF BENEFICIAL OWNER                                           BENEFICIALLY OWNED(1)   OF CLASS
-------------------                                           ---------------------   --------
Stephen Sonnabend (2).......................................          387,220            10.4%
200 Clarendon Street
Boston, MA 02116
All executive officers and Directors as a group (17 persons
including those noted above)................................        2,212,873            60.0%

---------

(1)  See note 1 on Page 9.

(2) 2,394,650 shares of the Company's Common Stock are subject to the Sonnabend Voting Trust Agreement dated August 1, 1984, as amended in December, 1984. The voting trust terminates on December 31, 2000, or at such time as there are fewer than two trustees. The present trustees are Messrs. Roger, Paul and Stephen Sonnabend; any two trustees have the power to vote the shares in their discretion unless otherwise directed by the holders of a majority of the beneficial owners of the shares. The trustees and fourteen other members of the Sonnabend family are the record owners of these shares.

(3) Of these shares, 215,844 are deemed to be beneficially owned by Roger P. Sonnabend.

(4) Of these shares, 182,394 are deemed to be beneficially owned by Roger P. Sonnabend.

(5) Of these shares, 143,400 are deemed to be beneficially owned by Paul Sonnabend.

(6) Of these shares, 199,594 are deemed to be beneficially owned by Roger P. Sonnabend.

                                PREFERRED STOCK

NAME AND ADDRESS                                                NUMBER OF SHARES      PERCENT
OF BENEFICIAL OWNER                                           BENEFICIALLY OWNED(1)   OF CLASS
-------------------                                           ---------------------   --------
Paul Sonnabend, Stephanie Sonnabend and Peter J. Sonnabend,
  as holders of the voting rights in the Sonnabend
  Foundation(2).............................................       2,000                 18.7%
All executive officers and Directors as a group (17 persons
  including above)..........................................       2,000                 18.7%

---------

(1)  See note 1 on Page 9.

(2) On April 1, 2000 members of the Sonnabend family, including Roger P. Sonnabend, Paul Sonnabend, Stephanie Sonnabend, Stephen Sonnabend and Peter
     J. Sonnabend, owned beneficially 2,000 shares of Preferred Stock, all of which was owned beneficially by the Sonnabend Foundation, a charitable trust established by the Sonnabends.

    Felix Madera and Hans U. Wandfluh, who are referenced in the Summary Compensation Table on Page 11, are the beneficial owners of the following amounts of Common Stock: Felix Madera: 4,000 shares; Hans U. Wandfluh: 8,000 shares. Neither of such persons is the beneficial owner of Preferred Stock.

                 RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

    The persons named in the accompanying Proxy intend, unless otherwise instructed, to vote shares of Common Stock for Ernst & Young LLP as independent auditors for the Company for the year 2000. The appointment of this firm has been made by the Board of Directors of the Company upon recommendation of its Audit Committee, subject to stockholder ratification. Until 1979, Arthur Young & Company, which merged with Ernst & Whinney during 1989 to form Ernst & Young LLP, had acted as independent auditors for the Company for many years and was reappointed in 1985.

    Ernst & Young LLP is an internationally recognized firm of independent auditors. This firm has considerable experience in the hotel industry and has offices in all locations in which the Company operates. In the opinion of the Board of Directors of the Company, Ernst & Young LLP is fully qualified to act as independent auditors for the Company.

    The Audit Committee has previously reviewed and approved the scope of the annual audit by the Company's independent public accountants. The Committee also reviews all services and fees at the end of each annual audit.

    A representative of Ernst & Young LLP is expected to be present at the Meeting and will have an opportunity to make a statement and is to be available to respond to stockholders' questions.

                             STOCKHOLDER PROPOSALS

    Proposals that stockholders intend to present at the next Annual Meeting of Stockholders must comply with Rule 14a-8 of the Securities and Exchange Commission issued under the Securities Exchange Act of 1934 and must be received at the principal executive offices of the Company, 200 Clarendon Street, Boston, Massachusetts 02116 not later than February 1, 2001.

                                 MISCELLANEOUS

    The Board of Directors does not know of any matters, other than those discussed in this Proxy Statement, which may come before the Meeting. However, if any other matters are properly presented at the Meeting, it is the intention of the persons named in the accompanying Proxy to vote, or otherwise act, in accordance with their judgment on such matters.
                                          By Order of the Board of Directors

                                                    PETER J. SONNABEND
                                                        SECRETARY

    Dated: April 20, 2000

    THE BOARD OF DIRECTORS HOPES THAT ALL STOCKHOLDERS WILL ATTEND THE MEETING. IN THE MEANTIME, YOU ARE REQUESTED TO EXECUTE THE ACCOMPANYING PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.